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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



        We consent to the incorporation by reference in this Annual Report (Form 10-K) of Novell, Inc. of our report dated November 19, 1999, included in the 1999 Annual Report to Shareholders of Novell, Inc. Our audits also included the financial statement schedule of Novell, Inc., listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-14531, No. 33-29798, No. 33-36673, No. 33-54483, No.
33-64998, No. 33-65440, No. 33-66704, No. 33-67276, No. 33-68336, No. 333-04775,
No. 333-04823, No. 333-62087, and No. 333-62103) pertaining to the Employee
Stock Option and Stock Purchase Plans of Novell, Inc. of our report dated November 19, 1999, with respect to the consolidated financial statements of Novell, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended October 31, 1999.



                                        /s/ ERNST & YOUNG LLP


San Jose, California
January 26, 2000